THIS AMENDMENT dated __________, 2008 (this "Amendment"), is made to the Principal Underwriter Agreement dated _______, 2007 (the "Agreement") by and between Liberty Life Insurance Company, a South Carolina life insurance company ("Insurer"), on its own behalf and on behalf of its Separate Accounts (as defined in the Agreement), and JBS Investment Group, LLC, a North Carolina corporation and a registered broker-dealer ("Principal Underwriter").


                              W I T N E S S E T H :


     WHEREAS, the parties have entered into the Agreement to appoint the Principal Underwriter to be the principal underwriter of certain variable contracts issued through the Separate Accounts;

     WHEREAS, the Principal Underwriter has changed its name to JBS Liberty Securities, Inc.; and

     WHEREAS, the parties desire to amend the Agreement to reflect the name change of the Principal Underwriter;


     NOW, THEREFORE, each of the parties agrees that as of the date first referenced above, the Agreement shall be amended as follows:

     1. All references in the Agreement to "JBS Investment Group, LLC" are hereby changed to "JBS Liberty Securities, Inc."

     2. Except as specifically set forth herein, (a) no provision of this Amendment is intended to alter or otherwise impact the terms and conditions of the Agreement; and (b) all provisions of the Principal Underwriter Agreement remain in full force and effect. In the event of a conflict between the terms of this Amendment and the Principal Underwriter Agreement, this Amendment shall control, with respect to the matters set forth herein.

     3. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.


     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the day and year first above written.


LIBERTY LIFE INSURANCE COMPANY,
 on its own behalf and on behalf of the Separate Accounts


By:  _________________________              _________
                                              Date

     Print Name:
     Title:

JBS LIBERTY SECURITIES, INC.


By:  ________________________               _________
                                              Date

     Print Name:
     Title: